EXHIBIT 10.40

                   REVOLVING CREDIT FACILITY


     This REVOLVING CREDIT FACILITY ("Loan Agreement"), dated as of October 5, 1995, is entered into by and between:

          (1) Micron Technology, Inc., a Delaware corporation
("Lender"); and

          (2) Micron Electronics, Inc., a Minnesota corporation
("Borrower").

In consideration of the covenants, conditions and agreements set forth herein, the parties agree as follows:


ARTICLE  1    DEFINITIONS.

       1.01    "Advance" shall have the meaning given in
Section 2.01 of the Loan Agreement.

       1.02 "Business Day" shall mean every day that most commercial banks in Idaho, Oregon and Washington are open for business.

       1.03    "Collateral"  shall have the meaning set forth in
Section 7.01.

       1.04 "Collateral Net Book Value" shall mean an amount equal to the sum of the Borrower's net book value of the following assets as of the determination date: (i) Inventory, less any reserves for obsolescence; (ii) Receivables, less (A) receivables owed to Borrower by Lender or any of its Subsidiaries or by any of Borrower's Subsidiaries, and (B) reserves for bad debts and allowances for discounts and returns; and (iii) Equipment, unencumbered by any Liens, except those that constitute a first priority perfected security interest in favor of the Lender, less accumulated depreciation.

       1.05 "Commitment" shall mean an amount equal to $40,000,000.

       1.06    "Commitment to Net Worth Ratio"  shall mean 1.00 to
1.00.

       1.07 "Default" shall mean any event or circumstance not yet constituting an Event of Default but which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

       1.08    "Equipment"  shall have that meaning set forth in
Section 7.01.

       1.09 "Equity Securities" with respect to a Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options, convertible securities and other rights to acquire any of the foregoing.

       1.10 "Event of Default" shall have the meaning given to that term in Section 6.01.

       1.11 "GAAP" shall mean generally accepted accounting principles and practices as promulgated by the Financial Accounting Standards Board and as in effect in the United States of America from time to time, consistently applied. Unless otherwise indicated in this Loan Agreement, all accounting terms used in this Loan Agreement shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP.

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       1.12    "Governmental Authority" shall mean any domestic or
foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

       1.13 "Governmental Charges" shall mean all taxes, levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon or relating to (i) Borrower, (ii) the Advances, (iii) employees, payroll, income or gross receipts of Borrower, (iv) the ownership or use of any of its assets by Borrower or (v) any other aspect of the business of Borrower.

       1.14 "Indebtedness" shall mean, as to the Borrower, to the extent of the Borrower's liability, or potential liability therefor, all items of indebtedness, obligation or liability, whether matured or unmatured, liquidated or unliquidated, direct or indirect, primary or otherwise, absolute or contingent, joint or several.

       1.15    "Inventory"  shall have that meaning set forth in
Section 7.01.

       1.16 "LIBOR Rate" shall mean the rate per annum, calculated to the nearest .01%, at which U.S. dollar deposits are offered in the London interbank market for three month periods as quoted in the "Money Rates" column of The Wall Street Journal on the first Business Day of each calendar month. All computations of such interest shall be based on a year of 360 days and actual days elapsed. Such LIBOR Rate shall remain in effect until it is adjusted on the first Business Day of the following calendar month. The effect of this definition is to cause the LIBOR Rate to change on a month-to-month basis as of the first Business Day thereof.

       1.17 "Lien" shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or any proceeds therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, or the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

       1.18 "Loan Agreement" shall have the meaning set forth in the opening paragraph of this document.

       1.19    "Loan Documents" shall mean and include this Loan
Agreement, the Note, each Notice of Borrowing, and any other documents, instruments and agreements delivered to Lender in connection with this Loan Agreement.

       1.20    "Note" shall mean the Note as defined in Section
2.07 of the Loan Agreement, the form of which is set forth as Exhibit B.

       1.21 "Notice of Borrowing" shall mean the form set forth herein as Exhibit A.

       1.22 "Obligations" shall mean and include all Advances, debts, liabilities, and financial obligations, howsoever arising, owed by Borrower to Lender of every kind and description (whether or not evidenced by any note or instrument), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of any of the Loan Documents, including, without limitation, all interest, fees, charges, expenses, reasonable attorneys' fees (and expenses) and accountants' fees (and expenses) chargeable to Borrower or payable by Borrower hereunder or thereunder.

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       1.23    "Permitted Liens" shall mean and include:

               (a)  Liens that constitute a first priority
perfected security interest in favor of the Lender;

               (b) Liens on Borrower's Equipment if, after taking into account the effect of such Liens, the requirements of Sections
2.05 and 5.01(c) continue to be satisfied; and

               (c) Liens, if any, that Lender and Borrower shall have agreed in writing to be included within this definition.

       1.24 "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a Governmental Authority.

       1.25    "Receivables"  shall have that meaning set forth in
Section 7.01.

       1.26 "Subsidiary" of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries, or (b) any other Person included in the financial statements of such Person on a consolidated basis. Any reference to a Subsidiary without designation of the ownership of such Subsidiary shall be deemed to refer to a Subsidiary of Borrower.

       1.27 "Tangible Net Worth" shall mean the Borrower's and its Subsidiaries' consolidated net worth, less goodwill and other intangibles.

       1.28 "Termination Date" shall mean the date on which Lender's commitment to make Advances under this Loan Agreement is terminated following any required notice periods in accordance with
Article 8.

       1.29 "UCC" shall mean the Uniform Commercial Code as in effect in Idaho from time to time, unless the context requires otherwise.


     ARTICLE 2  ADVANCES.

       2.01 Terms. Subject to the terms and conditions of this Loan Agreement, Lender agrees to advance to Borrower from time to time and until the Termination Date, such sums as Borrower may request (the "Advances") but which shall not exceed, in the aggregate principal amount at any one time outstanding, the Commitment, as adjusted pursuant to Section 2.08. Advances shall be made in lawful currency of the United States of America and shall be made in same day or immediately available funds. Each Advance shall be in an amount equal to at least $1,000,000 or any integral multiple of $250,000 in excess thereof and shall be made no later than the time period set forth in Exhibit C subsequent to the delivery to Lender of a Notice of Borrowing in the manner specified in Section 9.01.

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       2.02    Payments of Principal.

               (a) Borrowings. Subject to all other terms of this Loan Agreement, including, but not limited to, Section 2.05, Borrower may borrow, repay without penalty or premium, and reborrow hereunder, from the date of this Loan Agreement until the Termination Date, up to the full principal amount of the Commitment, as adjusted pursuant to Section 2.08.

               (b) Repayment Upon Downward Adjustment. If the outstanding principal balance of Advances should exceed the Commitment (in effect and as adjusted pursuant to Section 2.08), due to a downward adjustment pursuant to Section 2.08, then Borrower shall be required to repay within sixty (60) Business Days of the adjustment date, so much of the principal balance of the outstanding Advances such that the outstanding Advances no longer exceed the Commitment (in effect and as adjusted pursuant to Section 2.08) as of the adjustment date.

               (c) Repayment Upon Termination. If not paid earlier, the outstanding principal balance of all Advances shall be due and payable to the Lender on the Termination Date.

       2.03 Interest. Interest on the outstanding principal balance under the Advances shall accrue at the LIBOR Rate in effect plus 100 basis points. All computations of such interest shall be based on a year of 360 days and actual days elapsed for each day on which any principal balance is outstanding under the terms of the Loan Agreement.

       2.04 Interest Payments. All accrued and unpaid interest shall be due on the first Business Day of each month. The parties agree that Borrower shall have the right, without penalty or premium, to remit such interest up to ten (10) calendar days following the first Business Day of each month. If not paid earlier, all outstanding accrued interest hereunder shall be due and payable to the Lender on the Termination Date.

       2.05 Total Outstanding Advances. At any time the aggregate principal amount of the outstanding Advances shall not exceed the lesser of (i) and (ii), where (i) equals seventy five percent (75%) of the Collateral Net Book Value, and (ii) equals the amount of the Commitment. Except as expressly provided for in
Section 2.02(b), at no time shall the aggregate principal amount of outstanding Advances exceed the Commitment, as adjusted pursuant to
Section 2.08.

       2.06    Other Payment Terms.

               (a) Place and Manner. Borrower shall make all payments due to Lender hereunder in lawful money of the United
States and in same day or immediately available funds.

               (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

               (c) Default Rate. From and after the occurrence of an Event of Default and during the continuance thereof, Borrower shall pay interest on all Obligations not paid when due, from the date due thereof until such amounts are paid in full at a per annum rate equal to the three (3) percentage points in excess of the rate otherwise applicable to Advances. All computations of such interest shall be based on a year of 360 days and actual days elapsed.

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       2.07    Note.  The obligation of Borrower to repay the
Advances hereunder, and to pay interest thereon at the rates provided herein, shall be evidenced by a promissory note in the form of Exhibit B (the "Note").

       2.08    Adjustment to Revolving Line of Credit.

               (a) Upward Adjustment. Upon written request of the Borrower, the Commitment shall be increased to, but not in excess of, an amount equal to the lesser of (i) and (ii), where (i) equals the sum of (A) and (B), where (A) equals $40,000,000 and (B) equals the product of (the Commitment to Net Worth Ratio) multiplied by (Borrower's Tangible Net Worth determined as of the most recent practicable date, less $175,000,000, provided, however, such remainder shall not be less than zero); and (ii) equals $80,000,000.

               (b)  Downward Adjustment.  If the Tangible Net
Worth of Borrower and its Subsidiaries at the end of a fiscal quarter is less than it was at the end of the immediately preceeding fiscal quarter, then as of the first Business Day immediately following the day on which financial results are released to the public for such fiscal quarter then ended, the Commitment shall be decreased to an amount equal to the greater of
(i) and (ii), where (i) equals the product of .5 multiplied by the Tangible Net Worth of Borrower and its Subsidiaries determined as of the end of such fiscal quarter then ended; and (ii) equals $40,000,000. Additionally, during the term of this Loan Agreement, Borrower may at any time request in writing Lender to reduce the Commitment down to any amount, including zero, and if so requested Lender shall reduce, the Commitment per Borrower's request.

               (c) Condition to Adjustment. In no event shall the adjustment provided by Section 2.08(a) be effective if, at the time the adjustment would otherwise occur, the Borrower is not in compliance with the covenants set forth in Sections 5.01(c) and
5.02. Furthermore, unless Lender agrees in writing to the contrary, no more than one adjustment per month shall be made at the request of the Borrower.

       2.09 Commitment Fees. Borrow agrees to pay to Lender a commitment fee for the period from and including October 5, 1995 to and excluding the Termination Date equal to the average daily Commitment calculated for each calendar quarter ending on March 31, June 30, September 30 and December 31 of each year, multiplied by a rate equal to .0005 /360, times actual number of days elapsed during such quarter. Such fee shall be due quarterly in arrears on the first Business Day immediately following the end of each such calendar quarter. The parties agree that Borrower shall have the right, without penalty or premium, to remit such fees up to ten (10) calendar days following the first Business Day of each calendar quarter.


ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF BORROWER.

     To induce Lender to enter into this Loan Agreement and to make Advances hereunder, Borrower represents and warrants to Lender as follows:

       3.01    Due Incorporation, Qualification, etc.  Each of
Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

       3.02 Authority. The execution, delivery and performance by Borrower of each Loan Document to be executed by Borrower and the consummation of the transactions contemplated thereby (i) are within the power of Borrower and (ii) have been duly authorized by all necessary actions on the part of Borrower.

       3.03 Enforceability. Each Loan Document executed, or to be executed, by Borrower has been, or will be, duly executed and delivered by Borrower and constitutes, or will constitute, a legal, valid

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and binding obligation of Borrower, enforceable against
Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

       3.04 Collateral. After due diligence and reasonable inquiry, Borrower represents and warrants to Lender that (a) Borrower is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Borrower acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Borrower acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) Lender has (or in the case of after-acquired Collateral, at the time Borrower acquires rights therein, will have) a first priority perfected security interest in the Collateral, except for Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; and (d) each Receivable is genuine and enforceable against the party obligated to pay the same.

       3.05 Default. Borrower is not in default with respect to any Indebtedness owed to Lender.
       3.06    Total Outstanding Advances.  Except as
expressly provided for in Section 2.02(b), the total aggregate principal amount of outstanding Advances does not exceed the Commitment, as adjusted pursuant to Section 2.08.


ARTICLE 4 CONDITIONS TO MAKING ADVANCES.

     Lender's obligation to make the initial Advance and each subsequent Advance is subject to the prior satisfaction or waiver of all the conditions set forth in this Article 4.

       4.01 Principal Loan Documents. Borrower shall have duly executed and delivered to Lender: (a) the Loan Agreement; (b) the Note; (c) one or more UCC-1 Financing Statements, in a form acceptable to Lender; (d) a Notice of Borrowing; and (e) such other documents, instruments and agreements as Lender may reasonably request.

       4.02 Representations and Warranties Correct. The representations and warranties made by Borrower in Article 3 hereof shall be true and correct as of the date on which each Advance is made and after giving effect to the making of the Advance. The submission by Borrower to Lender of the Notice of Borrowing with respect to the Advance shall be deemed to be a certification by the Borrower that as of the date of borrowing, the representations and warranties made by Borrower in Article 3 hereof are true and correct and that all matters set forth in such Notice of Borrowing are true and correct.

       4.03 No Event of Default or Default. No Event of Default or Default has occurred or is continuing.

       4.04 Total Outstanding Advances. The total aggregate principal amount of outstanding Advances does not exceed the Commitment, as adjusted pursuant to Section 2.08


     ARTICLE 5COVENANTS OF BORROWER.

       5.01 Affirmative Covenants. Until the termination of the commitment to make Advances under this Loan Agreement and the satisfaction in full by Borrower of all Obligations, Borrower shall comply at all times with the following affirmative covenants unless Lender shall otherwise consent in writing:

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               (a)  Certificates, Reports, etc.  Borrower shall
furnish to Lender the following, each in such form and such detail as Lender shall reasonably request:

                    (i) Within thirty (30) Business Days following the end of each fiscal quarter of Borrower, a certificate from Borrower's president or chief financial officer stating that with respect to such quarter then ended and as of the date of the certificate: (a) no Event of Default has occurred, or, if any Event of Default has occurred, a statement as to the nature thereof and what action Borrower proposes to take with respect thereto; (b) the Lender has a valid and enforceable first priority perfected security interest in and to the Collateral, except for Permitted Liens; (c) Borrower is in compliance with all covenants set forth in Article 5; and (d) each of the representations and warranties contained in
     Article 3 is true and correct in all respects. The certificate shall be accompanied by an attachment, which shall be incorporated into the certificate, that demonstrates Borrower's compliance with the covenants set forth in (A)
     Section 5.01(c), broken down by type of Collateral (i.e., Receivables, Inventory and Equipment) and (B) Section 5.02(c).

                    (ii) As soon as possible and in no event later than five (5) Business Days after the occurrence or existence of: any Event of Default or Default, a written statement of the president or chief financial officer of Borrower setting forth details of such event, condition, Event of Default or Default and the action which Borrower proposes to take with respect thereto; and

                    (iii)  Such other instruments, agreements,
     certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of Borrower or its Subsidiaries, and compliance by Borrower with the terms of this Loan Agreement and the other Loan Documents as Lender may from time to time reasonably request.

               (b) Inspections. Borrower and its Subsidiaries shall permit any Person designated by Lender, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of Borrower and its Subsidiaries, to examine the books of account of Borrower, and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with, and to be advised as to the same by, their officers, auditors, consultants, advisors and accountants, all at such times and intervals as Lender may reasonably request.

               (c) Ratio. Borrower shall maintain a ratio of outstanding Advances to Collateral Net Book Value equal to or less than .75 to 1.00.

       5.02 Negative Covenants. Until the termination of the commitment to make Advances under this Loan Agreement and the satisfaction in full by Borrower of all Obligations, Borrower shall not at any time:

               (a) create, incur, assume or permit to exist any Lien on or with respect to any Collateral whether now owned or hereafter acquired, except for Permitted Liens;

               (b) except upon express written consent by Lender, issue, offer or sell any Equity Securities the result of which shall be, after taking into account the issuance, offering or sale thereof, the failure by Lender to own at least sixty percent (60%) of Borrower's outstanding Equity Securities; or

               (c)  except as expressly provided for in Section
2.02(b), allow the total aggregate principal amount of outstanding Advances to exceed the Commitment, as adjusted pursuant to Section 2.08.

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     ARTICLE 6  EVENTS OF DEFAULT.

       6.01 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Loan
Agreement and the Note:

               (a) Failure to Pay. Borrower shall fail to pay (i) the principal amount of all outstanding Advances on the Termination Date hereunder; (ii) that portion of the principal amount of outstanding Advances described in Section 2.02(b) within the time period set forth therein; (iii) any interest, Obligation or other payment required under the terms of this Loan Agreement, the Note or any other Loan Document on the date due and such failure shall continue for twenty (20) Business Days after Borrower's receipt of Lender's written notice thereof to Borrower; or (iv) any Indebtedness (excluding Obligations) owed by Borrower to Lender on the date due and such failure shall continue for twenty (20) Business Days after Borrower's receipt of Lender's written notice thereof to Borrower.

               (b) Breaches of Covenants. Borrower shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Loan Agreement or any other Loan Document and (i) such failure shall continue for ten (10) Business Days, or (ii) if such failure is not curable within such ten (10) Business Day period, but is reasonably capable of cure within thirty (30) Business Days, either (A) such failure shall continue for thirty (30) Business Days or (B) Borrower shall not have commenced a cure in a manner reasonably satisfactory to Lender within the initial ten (10) Business Day period; or

               (c)  Representations and Warranties.  Any
representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Borrower to Lender in writing in connection with any of the Loan Documents, or as an inducement to Lender to enter into this Loan Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

               (d) Voluntary Bankruptcy or Insolvency Proceedings. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidation or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature,
(iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part,
(v) become insolvent (as such term is defined in 11 U.S.C. Section 101 (32), as amended from time to time), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

               (e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) calendar days of commencement.

       6.02    Rights of Lender upon Default.

               (a) Acceleration. Upon the occurrence or existence of any Event of Default described in Sections 6.1(d) and 6.1(e), immediately and without notice, (or at the option of the Lender upon five (5) Business Days advance written notice upon the occurrence of any other Event of Default), all outstanding

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Obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding.

               (b) Remedies. Upon the occurrence and during the continuance of any such Event of Default, Lender shall have the rights of a secured creditor under the UCC (as enacted in any jurisdiction in which Collateral may be located), all rights granted by this Loan Agreement and by law, including, but not limited to, the right to: (a) require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender; (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Lender deems appropriate and in connection with such preparation and disposition, without charge, use any trademark, tradename, copyright, patent or technical process used by Borrower; provided, however, that the use of such intellectual property rights granted under this subparagraph (b) shall be used only in connection with and to the extent necessary to effect Lender's remedies hereunder; and (c) sell at public or private sale or otherwise realize upon in any place where the Collateral may be located, the whole or, from time to time, any part of the Collateral or any interest that the Borrower may have therein. Borrower hereby agrees that ten (10) Business Days notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Lender's rights hereunder, Borrower hereby grants to Lender an irrevocable, non-exclusive license (exercisable without royalty or other payment by Lender, but only in connection with and to the extent necessary to effect Lender's remedies hereunder) to use, license or sublicense any patent, trademark, tradename, copyright or other intellectual property in which Borrower now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

               (c) Cumulative Rights, etc. The rights, powers and remedies of Lender under this Loan Agreement shall be in addition to all rights, powers and remedies given to Lender by virtue of any applicable law, rule or regulation of any Governmental Authority, any transaction contemplated thereby or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lender's rights hereunder. Borrower waives any right to require Lender to proceed against any particular Collateral or to pursue any particular remedy in Lender's power.


ARTICLE 7 GRANT OF SECURITY INTEREST.

       7.01 Grant of Security Interest. As security for the Obligations, Borrower hereby pledges and assigns to Lender and grants to Lender a first priority perfected security interest, except for Permitted Liens, in all right, title and interest of Borrower now owned or hereafter acquired in and to the following (all of which, collectively and severally, constitutes the "Collateral"):

               (a) All equipment (including, without limitation, vehicles and other machinery and office equipment), together with all additions and accessions thereto and replacements therefor
(collectively, the "Equipment");

               (b) All inventory (including, without limitation, (i) all raw materials, work in process and finished goods and (ii) all such goods which are returned to or repossessed by Borrower), together with all additions and accessions thereto, replacements therefor, products thereof and documents therefor (collectively, the "Inventory");

               (c) All accounts receivables, chattel paper, contract rights and rights to the payment of money (including without limitation, tax refunds and royalties) (collectively, the "Receivables"); and

               (d) All proceeds of the foregoing (including, without limitation, whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged, returned, substituted or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

       7.02 Covenants Relating to Collateral. Borrower hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to Lender therein and the first priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used
(i) in violation of any provision of any transaction contemplated thereby, (ii) in violation of any applicable law, rule or regulation, or (iii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other Governmental Charges (except where Lender has expressly agreed to pay such taxes or Governmental Charges on Borrower's behalf), all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; and (d) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Lender to perfect, maintain and protect its Lien hereunder and the priority thereof.

       7.03 Authorized Action by Agent. Borrower hereby irrevocably appoints Lender as its attorney-in-fact and agrees that Lender may perform (but Lender shall not be obligated to and shall incur no liability to Borrower or any third party for failure so to do) any act which Borrower is obligated by this Loan Agreement to perform, and to exercise such rights and powers as Borrower might exercise with respect to the Collateral, including but not limited to the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, deposit, or other agreement pertaining to the Collateral, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) insure, process and preserve the Collateral; (d) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (e) pay any Indebtedness of Borrower relating to the Collateral; and (f) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Lender shall not exercise any such powers prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Borrower agrees to reimburse Lender upon demand for any reasonable costs and expenses, including reasonable attorneys' fees, Lender may incur while acting as Borrower's attorney-in-fact hereunder.

ARTICLE 8  TERMINATION.

     Lender's commitment to make Advances under this Loan Agreement may be terminated at any time within Lender's sole discretion upon twenty four (24) months prior written notice to Borrower. Borrower may terminate its right to request Advances under the Loan Agreement at any time within Borrower's sole discretion upon twenty
(20) Business Days prior written notice to Lender. Upon the earlier to expire of the foregoing notice periods, Lender shall have no obligation to make Advances hereunder. As of such Termination Date, Borrower shall be required to pay Lender all accrued interest then due, all principal amounts then outstanding and any commitment fees, costs and expenses due or outstanding as of the Termination Date or attributable to Advances made prior to the Termination Date.

ARTICLE 9 MISCELLANEOUS.

       9.01 Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Lender or Borrower under this Agreement or the other Loan Documents shall be in writing and telecopied, mailed or delivered to each party at its telecopier number or address set forth below (or to such other telecopier number or address for any party as indicated in any notice given by that party to the other party).
All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt; provided, however, that any notice delivered to Lender under Article 2 shall not be effective until received by Lender.

          Lender:         Attention: Treasurer
                          Micron Technology, Inc.
                          8000 S. Federal Way
                          P.O. Box 6
                          Boise, ID  83707-0006

          with copy to:   Attention: Chief Financial Officer
                          Micron Technology, Inc.
                          8000 S. Federal Way
                          P.O. Box 6
                          Boise, ID  83707-0006
          and
                          Attention: General Counsel
                          Micron Technology, Inc.
                          8000 S. Federal Way
                          P.O. Box 6
                          Boise, ID  83707-0006

          Borrower:       Attention: Chief Financial Officer
                          Micron Electronics, Inc.
                          900 E. Karcher Rd.
                          P.O. Box 9031
                          Nampa, ID  83687


       9.02 Expenses. Borrower shall pay on demand all reasonable fees and expenses, including reasonable attorneys' fees and expenses, incurred by Lender with respect to the exercise of its duties under this Loan Agreement and the other Loan Documents or with respect to any amendments or waivers hereof requested by Borrower or in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Lender's rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any "workout" or restructuring affecting the Loan Documents or the Obligations or any bankruptcy or similar proceeding involving Borrower or any of its Subsidiaries).

       9.03 Waivers; Amendments. Any term, covenant, agreement or condition of this Loan Agreement or any other Loan Document may be amended or waived if such amendment or waiver is in writing and is signed by Borrower and Lender. No failure or delay by Lender in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. A waiver or consent given hereunder shall be effective only if in writing and in the specific instance and for the specific purpose for which given.

       9.04 Successors and Assigns. This Loan Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Lender, any future holder of the Note and their respective successors and permitted assigns, except that (i)
Borrower may not assign or transfer (and any such attempted assignment or transfer shall be void) any of its rights or obligations under any Loan Document without the prior written consent of Lender and (ii) Lender may not assign or transfer (and any such attempted assignment or transfer shall be void) any of its rights or obligations under any Loan Document without the prior written consent of Borrower.

       9.05 Set-off. In addition to any rights and remedies of Lender provided by law, Lender shall have the right, without prior notice to Borrower, any such notice being expressly waived by Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of a Default or an Event of Default, to set-off and apply against any Indebtedness, whether matured or unmatured, of Borrower to Lender (including, without limitation, the Obligations), any amount owing from Lender to Borrower. The aforesaid right of set-off may be exercised by Lender against Borrower or against any trustee in bankruptcy, Borrower-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, Borrower-in-possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by Lender prior to the occurrence of a Default or an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

       9.06 No Third Party Rights. Nothing expressed in or to be implied from this Agreement or any other Loan Document is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any other Loan Document.

       9.07 Partial Invalidity. If at any time any provision of this Loan Agreement or any of the Loan Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of the Loan Agreement or such other Loan
Documents, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, shall in any way be affected or impaired thereby.

       9.08 Governing Law. This Loan Agreement and each of the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Idaho without reference to conflicts of law rules.

       9.09 Construction. Each of this Loan Agreement and the other Loan Documents is the result of negotiations among, and has been reviewed by, Borrower, Lender and their respective counsel.
Accordingly, this Loan Agreement and the other Loan Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

       9.10 Entire Agreement. This Loan Agreement and the other Loan Documents, taken together, constitute and contain the entire agreement of Borrower and Lender with respect to the subject matter hereby and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

     IN WITNESS WHEREOF, the parties have executed this Loan
Agreement as of the date first set forth above.

                             BORROWER:

                             Micron Electronics, Inc.
                             a Minnesota corporation



                             By: /s/ T. Erik Oaas
                                -----------------------------------
                                T. Erik Oaas,
                                   Vice President, Finance and
                                   Chief Financial Officer


                             LENDER:

                             Micron Technology, Inc.
                             a Delaware corporation


                             By: /s/ Wilbur G. Stover, Jr.
                                -----------------------------------
                                Wilbur G. Stover, Jr.,
                                   Vice President, Finance and
                                   Chief Financial Officer

                             EXHIBIT A
                       NOTICE OF BORROWING



                 , 199
-----------------     --


Micron Technology, Inc.
8000 S. Federal Way
P.O. Box 6
Boise, ID  83707-0006

Attn:  Mr. Norman L. Schlachter

          1. Reference is made to that certain Loan Agreement, dated as of October 5, 1995 (the "Loan Agreement"), between Micron Electronics, Inc. ("Borrower") and Micron Technology, Inc. ("Lender"). Unless otherwise indicated, all terms defined in the Loan Agreement have the same respective meanings when used herein.

          2.   Pursuant to Section 2.01 of the Loan Agreement,
Borrower hereby requests a Advance upon the following terms:

               (a)  The principal amount of the requested
          Advance is to be $__________;

               (b) The date of the requested Advance is to be __________, 199 .

          3. Borrower hereby certifies to Lender that, on the date of such Advance and after giving effect to the requested
Advance:

               (a)  The representations and warranties set
          forth in Article 3 of the Loan Agreement will be true and correct as if made on such date;

               (b)  No Event of Default or Default has
          occurred or is continuing;

               (c) Each of the Loan Documents remains in full force and effect; and

               (d) Borrower is in compliance with each of the covenants contained in Article 5 of the Loan Agreement and the attachment hereto setting forth Borrower's compliance with Sections 5.01(c) and 5.02(c) of the Loan Agreement is true and correct.

          4.   Please disburse the proceeds of the requested
Advance to Account No:___________.

          IN WITNESS WHEREOF, Borrower has executed this Notice of Borrowing on the date set forth above.

                              Micron Electronics, Inc.


                              By:_______________________________

                             EXHIBIT B
                         PROMISSORY NOTE

                    (Revolving Line of Credit)



Date:   October 5, 1995
Boise, ID

    FOR VALUE RECEIVED, Micron Electronics, Inc., a Minnesota corporation ("Borrower"), hereby agrees to pay to the order of Micron Technology, Inc., a Delaware corporation ("Lender"), at Lender's principal office, the principal balance of sums advanced ("Advances") to Borrower under a Revolving Credit Facility entered into between Lender and Borrower as of October 5, 1995 (the "Loan Agreement"), together with interest accrued as set forth in Section
2.03 of the Loan Agreement, all of which shall be payable at those times set forth in Article 2 of the Loan Agreement. Except as expressly provided for in Section 2.02(b), the aggregate principal amount of the outstanding Advances shall not exceed at any time the Commitment. The principal amount of Advances outstanding at any time shall be the total principal amount advanced less the amount of principal payments made from time to time.

    Borrower shall make all payments hereunder to Lender as indicated in the Loan Agreement, in lawful money of the United
States and in same day or immediately available funds.

    This Note is the note referred to in the Loan Agreement and is subject to the terms of the Loan Agreement, including all of the remedies available to Lender in the Loan Agreement.

    If any action should be undertaken to collect this Note or enforce the Lender's security interest herein, Borrower agrees to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

    Borrower hereby waives notice of presentment, demand, protest or notice of any other kind. This Note shall be governed by and construed in accordance with the laws of the State of Idaho.


                              Micron Electronics, Inc.


                              By:/s/ T. Erik Oaas
                                 -------------------------------
                                 T. Erik Oaas

                             EXHIBIT C
                           TIME PERIODS


Amount of the Advance               Time Period in Which Lender Shall
(expressed in Millions of Dollars)  Make Advances (exclusive of the day on which the Notice of Borrowing
                                    is Received)
----------------------------------  ------------------------------------

$0 to 5                            3 Business Days

5+ to 20                           5 Business Days

20+ to 40                          10 Business Days

40+ to 60                          20 Business Days

60+ to 80                          30 Business Days

                     REVOLVING CREDIT FACILITY

                              BETWEEN

                      MICRON TECHNOLOGY, INC.

                                AND

                     MICRON ELECTRONICS, INC.








                          October 5, 1995